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                                                                       EXHIBIT 5




                        Squire, Sanders & Dempsey L.L.P.
                                 4900 Key Tower
                                127 Public Square
                           Cleveland, Ohio 44114-1304


                                  May 22, 1997


Continental Global Group, Inc.
438 Industrial Drive
Winfield, Alabama 35594

Continental Conveyor & Equipment Company
c/o Continental Global Group, Inc.
438 Industrial Drive
Winfield, Alabama 35594

Goodman Conveyor Company
c/o Continental Global Group, Inc.
438 Industrial Drive
Winfield, Alabama 35594

Gentlemen:

         Reference is made to the Registration Statement on Form S-4 (the "Registration Statement") to be filed by Continental Global Group, Inc. (the "Company"), Continental Conveyor & Equipment Company ("Continental") and Goodman Conveyor Company ("Goodman") under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the Company's offer to exchange (the "Exchange Offer") up to $120,000,000 aggregate principal amount of its 11% Series B Senior Notes due 2007 ("Series B Notes") for an equal principal amount of its outstanding 11% Series A Senior Notes due 2007 ("Series A Notes") and the guarantee by Continental and Goodman of the Series B Notes. The Series A Notes were issued, and the Series B Notes are issuable, pursuant to an Indenture, dated as of April 1, 1997, among the Company, Continental, Goodman and Norwest Bank Minnesota, National Association, as Trustee (the "Indenture"). We have examined the Indenture, the Series A Notes, the form of the Series B Notes and such other documents and matters of law as we have deemed necessary for purposes of this opinion.

         Based upon the foregoing, we are of the opinion that:



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Continental Global Group, Inc.
Continental Conveyor & Equipment Company
Goodman Conveyor Company
May 22, 1997
Page 2

         1. The Series B Notes, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture, and when issued in exchange for Series A Notes as contemplated in the Registration Statement, will constitute valid and binding obligations of the Company and will be entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity (whether considered in a proceeding at law or in equity).

         2. The guarantees by Continental and Goodman of the Series B Notes, when executed by Continental and Goodman in accordance with the provisions of the Indenture and when issued as contemplated in the Registration Statement, will constitute valid and binding obligations of Continental and Goodman, respectively, and will be entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity (whether considered in a proceeding at law or in equity).

         3. Under existing law, the exchange of the Series B Notes for the Series A Notes pursuant to the Exchange Offer will not be treated as an "exchange," or otherwise as a taxable event, for federal income tax purposes.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus contained therein.


                                      Respectfully submitted,

                                      Squire, Sanders & Dempsey L.L.P.